Exhibit 10.2
STOCK OPTION GRANT AGREEMENT
UNDER THE
BROADSOFT, INC. 1999 STOCK INCENTIVE PLAN
     This Stock Option Grant Agreement (the “Agreement”) is entered into _________, 20___ by and between BroadSoft, Inc., a Delaware corporation (the “Company”), ____________ (the “Participant”), and is effective as of ____________, 200___ (the “Vesting Commencement Date”).
     In consideration of the premises, mutual covenants and agreements herein, the Company and the Participant agree as follows:
     1. Grant of Option. The Company hereby grants to the Participant, pursuant to the Broadsoft, Inc. 1999 Stock Incentive Plan (the “Plan”), an option to acquire shares of the Company’s Common Stock (the “Option”) as follows:
          (a) Type of Option: Nonqualified Stock Option
          (b) Number of shares subject to the Option (“Shares”): _________
          (c) Exercise price per Share (“Exercise Price”): $_________
          (d) Expiration date of the Option (“Expiration Date”): ___ years
          (e) Early Exercise (as defined in Section 4) permitted: ☐ yes ☐ no
          (f) Payment method (unless otherwise indicated, method must be by cash or check):
☐ Pursuant to a Regulation T Program if the Shares are publicly traded

☐ By delivery of already-owned shares if the Shares are publicly traded
     2. Terminology. Unless stated otherwise in this Agreement, capitalized terms in this Agreement shall have the meaning set forth in the Plan. Except where the context otherwise requires, the term “Company” shall include BroadSoft, Inc. and its Affiliates.
     3. Exercise Of Option.
          (a) Right to Exercise. Except as otherwise provided in this Agreement, this Option may be exercised with respect to the portion of the Option that has vested to the extent it is vested at any time and from time to time, in whole or in part, on or before the Expiration Date or earlier termination of the Option. If Early Exercise has been approved by the Board, the Option may be exercised at any time regardless of whether it is currently vested or not, subject to the provisions of Section 4 below.

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          (b) Vesting. The Option shall become vested in accordance with the vesting schedule attached hereto as Attachment I and made a part hereof (the “Vesting Schedule”); provided, however, that the Participant is in the continuous employ of or in a consulting or advisory relationship with the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. Vesting may, in the Company’s discretion, continue if the Participant changes his status from an employee of the Company or an Affiliate to a contractor, consultant, non-employee director or other service provider. For purposes of this Agreement, the Participant’s employment relationship with the Company shall not be deemed to terminate if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of 90 days or less. In the event of a leave in excess of 90 days, the Participant’s employment or service shall be deemed to terminate on the 91st day of the leave unless the Participant’s right to re-employment with the Company remains guaranteed by statute or contract. Notwithstanding the foregoing, however, unless otherwise determined by the Company (or required by law), a leave of absence shall be treated as employment service for purposes of vesting in additional shares of Common Stock during such leave pursuant to Attachment I of this Agreement if and only if the leave of absence is designated by the Company as (or required by law to be) a leave for which vesting credit is given.
          (c) Exercise Procedure. Subject to the conditions set forth in this Agreement, this Option shall be exercised by delivery of written notice of exercise in the form attached hereto as Attachment II on any business day to the Corporate Secretary of the Company. Such notice shall specify the number of Shares in respect of which the Option is being exercised and shall be accompanied by full payment of the Exercise Price for such Shares in accordance with Section 3(d) of this Agreement. The exercise shall be effective upon receipt by the Corporate Secretary of the Company of such written notice accompanied by the required payment or properly executed, irrevocable instructions to effectuate a broker-assisted cashless exercise, if so permitted. No fractional shares shall be issued pursuant to this Option.
          (d) Method of Payment. Payment of the Exercise Price shall be by delivery of cash, certified or cashier’s check, or money order or in any other manner specifically determined by the Administrator and permitted hereby as specifically set forth in Section 1 above, which may include one or more of the following:
               (i) provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in a widely disseminated publicly-available quotation system, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; or
               (ii) provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in a widely disseminated publicly-available quotation system, by delivery of already-owned shares of Common Stock either that the Participant has held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or that the Participant did not acquire, directly or indirectly, from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value of the Shares being purchased upon exercise of the Option on the date of exercise.

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“Delivery” for these purposes, in the sole discretion of the Company at the time the Participant exercises the Option, shall include delivery to the Company of the Participant’s attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, the Participant may not exercise this Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.
          (e) Issuance of Shares upon Exercise. Upon due exercise of the Option, in whole or in part, in accordance with the terms of this Agreement, the Company shall issue to the Participant, the brokerage firm specified in the Participant’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Option, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock and, shall deliver certificates therefor as soon as practicable thereafter.
     4. Exercise Prior to Vesting (“Early Exercise”). If specifically noted in Section 1 above (i.e., Section 1 indicates that “Early Exercise” of your Option is permitted) and subject to the provisions of your Option, you may elect at any time that is both (i) during the period of your continuous service as an employee or consultant and (ii) during the term of your Option, to exercise all or part of your Option, including the unvested portion of your Option; provided, however, that:
          (a) a partial exercise of your Option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;
          (b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the same Vesting Schedule applicable to the Option prior to its exercise in accordance with Attachment I, and any unvested Shares shall be subject to the following repurchase option in favor of the Company:
               (i) Upon any termination of the Participant’s employment or consulting, or advisory relationship with the Company for any reason, the Company shall have the option to repurchase the Shares acquired pursuant to the exercise of the Option that have not as yet vested as of such termination date in accordance with the Vesting Schedule indicated on Attachment I (the “Unvested Shares”) at the price paid by the Participant to acquire such Shares (the “Option Price”).
               (ii) The Participant shall, upon exercise of the Option, deliver to and deposit with the Corporate Secretary of the Company (or the Corporate Secretary’s designee), as escrow agent (the “Escrow Agent”), the stock certificate(s) evidencing all of the Participant’s Unvested Shares, together with undated assignments therefor duly endorsed for transfer in blank.
               (iii) If the Company desires to exercise its option to purchase, it shall do so by communicating in writing its election to purchase to the Participant, which communication shall state the basis for the Company’s right to purchase the Unvested Shares, the number of Unvested Shares the Company is electing to purchase and the aggregate Option Price and shall be delivered in person or mailed to the Participant at his address set forth in accordance with Section 15 below within seventy-five (75) days after the date of termination of

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the Participant’s service. A copy of such notice accompanied by a request to release such Unvested Shares from escrow shall be sent to the Escrow Agent. The sale of the Unvested Shares to be sold to the Company pursuant to this Section shall be made at the principal executive office of the Company on the 15th day following the date of the Company’s written election to purchase (or if such 15th day is not a business day, then on the next succeeding business day). Such sale shall be effected by release from escrow and delivery to the Company of (i) a certificate or certificates evidencing the Unvested Shares to be purchased by it, and (ii) stock assignments therefor endorsed by the Participant for transfer to the Company, against payment by the Company to the Participant of the aggregate Option Price for such Unvested Shares to be purchased by the Company, or in the event that Shares were purchased by deferred payment, through the offset of any indebtedness owing to the Company by the Participant.
               (iv) Any vested Shares held in escrow shall be released to the Participant upon written request by the Participant.
     5. Restrictions on Transfer.
          (a) Unvested Shares. In no event may Unvested Shares acquired pursuant to the Participant’s Early Exercise right under this Option, if any, be transferred.
          (b) Vested Shares. In no event may vested Shares acquired pursuant to this Option be transferred to any third party other than the Participant’s transfer of any or all of the Participant’s vested Shares, either during the Participant’s lifetime or on death by will or the laws of descent and distribution to one or more members of the Participant’s Immediate Family (as defined below), to a trust for the exclusive benefit of the Participant or such Immediate Family members, to any other entity owned exclusively by the Participant or such Immediate Family members, or to any combination thereof (each, a “Permitted Transferee”); provided, however, that no transfers made pursuant to any divorce or separation proceedings or settlements shall be exempt from this Section 5. For purposes of this Agreement, the term “Immediate Family” shall mean spouse, children, grandchildren, parents or siblings of the Participant, including in each case adoptive relations.
          (c) Notwithstanding anything to the contrary contained elsewhere in this Section 5, any proposed transferee or Permitted Transferee of the Participant shall receive and hold such Shares subject to the provisions of this Agreement, and, as a condition of such transfer, shall deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. There shall be no subsequent transfer of such Shares except in accordance with this Section 5.
          (d) Effect of Prohibited Transfer. The Company shall not be required (i) to transfer on its books any of the Shares that have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Shares or to pay dividends or other distributions to any transferee to whom any such Shares shall have been so sold or transferred.
          (e) Termination of Restrictions on Transfer. The foregoing restrictions on transfer, except for the provisions of Section 5(a), shall terminate upon the closing of the first

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public offering of securities of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, that results in aggregate net proceeds to the Company of a least $15,000,000.
     6. Termination of Employment or Service.
          (a) Exercise Period Following Cessation of Employment, Consulting or Advisory Relationship. If the Participant ceases to be employed by, or in a consulting or advisory relationship with, the Company for any reason other than death or total and permanent disability (as defined in Section 6(b) below), (i) this Option shall terminate immediately upon such cessation to the extent of any unvested Shares and (ii) this Option shall be exercisable during the 90-day period following such cessation with respect to any vested Shares, but in no event after the Expiration Date. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such 90-day period.
          (b) Disability of Participant. Notwithstanding the provisions of Section 6(a) above, if the Participant ceases his employment, consulting or advisory relationship with the Company as a result of his or her total and permanent disability (within the meaning of Code Section 22(e)(3) and as determined in good faith by the Company), this Option shall be exercisable during the twelve (12) month period following such cessation with respect to any vested Shares, but in no event after the Expiration Date. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such twelve (12) month period. The Administrator may require such proof of total and permanent disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether the Participant is totally and permanently disabled shall be final and binding on all parties concerned.
          (c) Death of Participant. If the Participant dies prior to the Expiration Date or other termination of the Option, whichever occurs earlier, this Option shall be exercisable during the eighteen (18) month period following the date of death of the Participant with respect to any vested Shares, but in no event after the Expiration Date, by the Participant’s executor, personal representative, or the person(s) to whom this Option is transferred by will or the laws of descent and distribution. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such eighteen (18) month period.
     7. Market Stand-Off. Following the effective date of a registration statement of the Company filed under the Securities Act, the Participant, for the duration specified by and to the extent requested by the Company and its underwriter(s) of Common Stock or other securities of the Company, shall not, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to a donee who agrees to be similarly bound) any securities of the Company held by the Participant (including, without limitation, any Shares acquired upon exercise of this Option) at any time during such period, provided, however, that such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering. The Participant further agrees to execute and deliver such other agreements as may be reasonably

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requested by the Company and/or such underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to any Shares until the end of such duration.
     8. Restrictive Legend. All certificates representing Shares acquired upon exercise of this Option shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:
The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the corporation of a favorable opinion of its counsel and/or submission to the corporation of such other evidence as may be satisfactory to counsel for the corporation, to the effect that any such transfer shall not be in violation of the Act and the State Acts.”
The shares of stock represented by this certificate are subject to restrictions on transfer and a market stand-off agreement, and may be subject to forfeiture and/or options to repurchase, in each case, as set forth in a certain Stock Option Grant Agreement between the corporation and the registered owner of this certificate (or his predecessor in interest), and no transfer of such shares may be made without compliance with that Agreement. A copy of that Agreement is available for inspection at the office of the Corporation upon appropriate request and without charge.
     9. Adjustments and Business Combinations.
          (a) Adjustments for Events Affecting Common Stock. In the event of changes in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the number, kind and price of shares covered by this Option, and shall, in its discretion and without the consent of the Participant, make any other adjustments in this Option, including but not limited to reducing the number of shares subject to the Option or providing or mandating alternative settlement methods such as settlement of the Option in cash or in shares of Stock or other securities of the Company or of any other entity, or in any other matters which relate to the Option as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.
          (b) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Participant, adjustments in the terms and conditions of, and the criteria included in, the Option in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of

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changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option or the Plan.
          (c) Binding Nature of Adjustments. Adjustments under this Section 9 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this Option on account of any such adjustments.
     10. Non-Guarantee of Employment, Consulting or Advisory Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment, consulting or advisory status of the Participant, nor be construed as a contract of employment, consulting or advisory relationship between the Company and the Participant, or as a contractual right of Participant to continue in the employ of, or in a consulting or advisory relationship with, the Company, or as a limitation of the right of the Company to discharge the Participant at any time with or without cause or notice.
     11. No Rights as a Stockholder. The Participant shall not have any of the rights of a stockholder with respect to the Shares of Common Stock that may be issued upon the exercise of the Option until such Shares of Common Stock have been issued to him or her upon the due exercise of the Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.
     12. Withholding of Taxes. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll or any other payment of any kind due the Participant and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option. The Company may require the Participant to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option. If the Participant does not make such payment when requested, the Company may refuse to issue any Common Stock certificate under the Plan until arrangements satisfactory to the Administrator for such payment have been made.
     The Administrator may, in its sole discretion, permit the Participant to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.
     13. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, Participant may not exercise the Option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing your option, and Participant

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may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.
     14. Nontransferability of Option. This Option is nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Participant, the Option may be exercised only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.
     15. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Participant at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.
     16. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the stock option granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the stock option granted hereunder shall be void and ineffective for all purposes.
     17. Amendment. This Agreement may not be modified in a manner that would have a materially adverse effect on the Option as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.
     18. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.
     19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, other than the conflict of laws principles thereof.
     20. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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     In Witness Whereof, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

Broadsoft, Inc.
By:
Name:
Title:

     The undersigned hereby acknowledges that he/she has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

PARTICIPANT
Date: ________________
Name:

Enclosure: BroadSoft, Inc. 1999 Stock Incentive Plan

ATTACHMENT I
VESTING SCHEDULE
[insert individual participant vesting schedule here]

ATTACHMENT II
NOTICE OF EXERCISE

BroadSoft, Inc. 200 Perry Parkway, Suite 1 Gaithersburg, MD 20877	Date of Exercise: __________________
Ladies and Gentlemen:
     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Nonqualified Stock Option

Stock option dated:	_____________

Number of shares as to which option is exercised:	_____________

Certificates to be issued in name of:	_____________

Total exercise price:	$____________

Cash payment delivered herewith:	$____________

[IF PERMITTED UNDER STOCK OPTION GRANT AGREEMENT:]

Value of ___ shares of BroadSoft, Inc. common stock delivered herewith[1]:	$____________
     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1999 Stock Incentive Plan, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

[1]	Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

     I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:
     I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and “control securities” under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.
     I further acknowledge that I will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701, and that more restrictive conditions apply to affiliates of the Company under Rule 144.
     I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

Very truly yours,

Participant